Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Derycz Scientific, Inc. on Form S-8 (File No. 333-169823) of our report dated September 28, 2012, relating to the consolidated financial statements of Derycz Scientific, Inc. and Subsidiaries as of June 30, 2012 and 2011 and for the years then ended which appear in Derycz Scientific, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed with the Securities and Exchange Commission on September 28, 2012.

/s/ Weinberg & Company, P.A.

September 28, 2012
Los Angeles, California